                                                                    Exhibit 24.1


                           COOPER CAMERON CORPORATION

                               POWER OF ATTORNEY


     WHEREAS, Cooper Cameron Corporation, A Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement ("Registration Statement") on Form S-8 and any and all amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents in connection therewith for the purpose of registering certain shares of Common Stock of the Company (the "Stock"), as follows:

                                Number of Shares
Registration Statement          to be Registered       Benefit Plan
----------------------          ----------------       ------------
     Form S-8                        700,000           Cooper Cameron Broad
                                                       Based 2000 Incentive Plan

     WHEREAS, the Company intends to register or qualify these shares of Stock for sale and to register or license the Company as a broker or dealer for the sale of these shares under the securities or Blue Sky laws of all states as may be necessary or appropriate to permit the offering and sale as contemplated by the Registration Statement,

     NOW, THEREFORE, the undersigned in his capacity as a Director and/or officer of the Company, does hereby constitute and appoint SHELDON R. ERIKSON, THOMAS R. HIX and WILLIAM C. LEMMER, respectively, and each of them, his true and lawful attorneys and agents, with power to act with or without the others and with full power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys and agents or any of them may deem necessary or advisable:

     (i) to enable the Company to comply with the Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of shares of Stock issued or to be issued by the Company and an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Cooper Cameron Broad Based 2000 Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock; including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as Director and/or officer of the Company to one or more Registration Statements on Form S-8, as the case may be, or to any amendments thereto (including any post-effective amendments) filed with the Securities and Exchange Commission with respect to these shares of Stock, and to any instrument or document filed as part of, as an exhibit to, or in connection with said Registration Statements or amendments; and

     (ii) to register or qualify these shares of Stock for sale and to register or license the Company as a broker or dealer in the Stock under the securities or Blue Sky laws of all such states as may be necessary or appropriate to permit the offering and sale as contemplated by said Registration Statements, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the undersigned the name of the undersigned as Director and/or officer of the Company to any application, statement, petition, prospectus, notice or other instrument or document, or to any amendment thereto, or to any exhibit filed as part thereof or in connection therewith, which is required to be signed by the undersigned and to be filed with the public authority or authorities administering said securities or Blue Sky laws for the purpose of so registering or qualifying the Stock or registering or licensing the Company;

and the undersigned does hereby ratify and confirm as his own act and deed all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument effective November 8, 2001.

Sheldon R. Erikson      Chairman of the Board,          /s/ Sheldon R. Erikson
                        Chief Executive Officer,        ----------------------------
                        and Director (principal
                        executive officer)


Thomas R. Hix           Senior Vice President and       /s/ Thomas R. Hix
                        Chief Financial Officer         ----------------------------
                        (principal financial officer)


Charles M. Sledge       Vice President and              /s/ Charles M. Sledge
                        Controller (principal           ----------------------------
                        accounting Officer)


Nathan M. Avery         Director                        /s/ Nathan M. Avery
                                                        ----------------------------

C. Baker Cunningham     Director                        /s/ C. Baker Cunningham
                                                        ----------------------------


Grant A. Dove           Director                        /s/ Grant A. Dove
                                                        ----------------------------


Lamar Norsworthy        Director                        /s/ Lamar Norsworthy
                                                        ----------------------------

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
Michael E. Patrick      Director                        /s/ Michael E. Patrick
                                                        ----------------------------


David Ross              Director                        /s/ David Ross
                                                        ----------------------------